Exhibit 10.1

EV TECHNOLOGY ENTITIES
AND
MULLEN AUTOMOTIVE, INC.

Letter of Agreement
April 14, 2023

This Letter of Agreement (“LOA”) summarizes the principal terms of a transaction by which Mullen Automotive, Inc. (“Mullen”), publicly traded on the Nasdaq exchange under the symbol “MULN” -- of the one part; and Lawrence Hardge (“Hardge”), Global EV Technology, Inc, and EV Technology, LLC (collectively “EVT”) of the other part, will partner and joint venture on all aspects of the Technology, defined hereafter, (the “Transaction”). EVT shall include all entities or otherwise that have an ownership interest in the Technology. The term “Parties” shall mean Mullen and EVT.

1.            Binding Nature: The terms contained in this LOA shall be binding on the Parties.

2.            Transaction: Promptly following the execution of this LOA, Mullen and EVT shall jointly form and organize a new corporation or limited liability company known as Mullen Advanced Energy Operations (“MAEO”), MAEO shall be organized for the purpose of developing, manufacturing, marketing, selling, leasing, distributing and servicing all products resulting from the Technology.

3.            Equity Participation. In consideration of each Party’s Contributed Assets, EVT shall have an equity interest in MAEO equal to forty-nine (49%) percent and Mullen shall have an equity interest equal to fifty-one (5l %) percent.

4.            Contributed Assets. The Parties shall make the following contributions:

By EVT:

1.	EVT shall within 7 days of signature to this LOA, execute documents evidencing: (i) an irrevocable, royalty free, worldwide exclusive license to the Technology and the IP, in perpetuity, to MAEO (the “License”). The IP shall include all patents, trademarks and other inventions pertaining to the Technology as of the date of signature hereof as well as all inventions or discoveries relating to the Technology that occur subsequent hereto; and (ii) assigning to MAEO, all rights of EVT to all governmental and other contracts, purchase orders or otherwise relating to the Technology.

2.	The Parties acknowledge that EVT has or will grant a limited exclusive license to the Technology to a third party (the “UAE Licensee”), specifically for the United Arab Emirates (the “Carve Out Territory”) and that all revenues derived from UAE Licensee as a result of the said limited license shall belong to Hardge.

3.	Hardge shall continue to refine and further develop the Technology and be involved as needed by MAEO to implement his inventions to all products using the Technology.

By Mullen:

1.	Upon signature of this LOA by all Parties and contemporaneously with the organization of MAEO Mullen shall pay Hardge the sum of $50,000 (fifty Thousand Dollars);

2.	Upon (i) signature by all Parties to the Definitive Agreements and (ii) completed assignment of all IP to MAEO, Mullen shall pay Hardge the sum of $5,000,000·(Five Million Dollars);

3.	Mullen will fund an initial amount of up to $5 Million for all business operations of MAEO including for the purposes of executing on product manufacturing, product delivery, marketing and promotions. Thereafter, further funding by Mullen to MAEO will be based on an approved budget reasonably approved by the Parties.

3.            Definitive Agreements. Additional terms of the Transaction not set forth herein shall be negotiated by the Parties and, if and when mutually agreed upon and executed, shall constitute further binding obligations of the Parties (the “Definitive Agreements”). Mullen will prepare the first draft of the Definitive Agreements for delivery to and review by EVT and its counsel. The Definitive Agreements will contain other customary representations, warranties and covenants of the respective Parties. The governing law of the Definitive Agreements shall be the laws of the State of Delaware, without reference to the conflicts of law’s provisions thereof. Each party will bear its own expenses in connection with the negotiation and drafting of such Definitive Agreements.

5.            Transaction Timeline.

(a).          The Transaction shall become effective upon signature by the Parties to this Agreement.

(b).          The Parties currently intend entering into the Definitive Agreements incorporating the terms and conditions referenced in this Binding LOA at the earliest date practicable.

6.            Technology. The “Technology” includes but is not limited a device that can be added to many applications that require and use battery resources. to be powered. The device known previously as a Battery Life Enhancing Technology along with Ever-Charge Technology and or Energy Management Module, is designed to extend the effective battery life. As it applies to motor vehicles, it extends the effective electric vehicle range on the existing installed batteries. Intellectual Property (“IP”) shall include but not be limited to the Patent and all other intellectual property and other rights relating to the Technology.

7.            Distribution of Profits. Net profits, after repaying Mullen all costs, expenses and other amounts funded to MAEO, will be distributed 51% to Mullen and 49% to EVT.

8.            Representations and Warranties.

a.            The Parties represent and warrant they are duly authorized to enter into this LOA and have all necessary approvals.

b.            Hardge, in his personal capacity and in his capacity as Officer and duly authorized representative of Global and EVT represents and warrants that:

(i). Hardge is the sole shareholder and owner of Global EV Technology, Inc. (“Global”), which is the owner of the Patent and all other intellectual property and other rights relating to the Technology.

(ii) UAE Licensee has no rights and will not be granted any rights to produce, market, sell or otherwise deal with Technology beyond the Carve Out Territory and that EVT has no cost, expense, obligations or other commitments to UAB Licensee.

(iii) EVT has no commitments or obligations, financial or otherwise to UAE Licensee;

(iv) EVT has no debt or liabilities (related party or otherwise);

(v) After execution of the License, MAEO will exclusively own all other rights and benefits, associated with the Technology, including but not limited to government and other contracts.

(vi) EVT will make such information reasonably requested by Mullen available to Mullen and its agents and representatives.

(vii) EVT will not sell any of its ownership interests in MAEO to any third party without first offering Mullen a Right of First Refusal to purchase the said ownership interests.

(viii) All test results relating to the Technology and products resulting therefrom - have been independently verified and validated and will be provided to Mullen upon signature of this LOA.

(viii) EVT is not aware of any matters that question the validity of the Technology or that claim to invalidate or refute the test results that EVT has received or will subsequently provide to Mullen.

(ix) There are no claims or threatened legal actions by any third parties relating to the Technology or the IP.

c.            EVT acknowledges and agrees that Mullen’s performance obligations under this LOA and its obligation to fund MAEO are subject to the foregoing Representations and Warranties by EVT being true and accurate in all respects.

9.            Confidentiality. EVT acknowledges that Mullen shall be required to publicly announce this Binding LOA and Definitive Agreements, but the parties shall reasonably agree as to the form and substance of the press releases, including, but not limited to, the description of EVT. For the avoidance of doubt, the Definitive Agreements and this Binding LOA will be disclosed by Mullen 111 its Forms 8-K taking into consideration and complying with Form 8-K rules.

10.          Governing Law. The governing law of this LOA shall be the laws of the State of Delaware, without reference to the conflicts of law’s provisions thereof.

11.          Jointly Drafted. Each Party has cooperated in the drafting and preparing of this LOA; therefore, the agreements contained herein should not be construed against any Party in any suit, action, or other legal proceeding with respect to this LOA.

12.         Amendment; Waiver. This LOA may only be amended by the Parties by their executing a written amendment with respect hereto. No term or condition set forth in this LOA shall be waived by a Party unless such party has executed a written waiver expressly stating the term and/or condition being waived.

13.          Entire Agreement. This LOA constitutes the entire agreement among the Parties and supersedes all other prior and contemporaneous agreements, understandings, representations and warranties, both written and oral, among the Parties hereto, with respect to the subject matter hereof.

14.          Signatures/No Assignment. This Binding LOA may be executed in one or more counterparts (including by facsimile), none of which need to contain the signature of more than one party, and all of which taken together will constitute one and the same agreement. No party may assign this Binding LOA without the other party’s consent, and any assignment without consent will be void.

The proposal set forth in this Binding LOA will remain open until 6 PM Pacific on April 14, 2023. If, by then, all Parties to this Binding LOA shall not executed by their respective authorized representatives and deliver this Binding LOA, this proposal will be deemed withdrawn automatically without any further action by any party and this Binding LOA shall be null and void.

[Signature Page Follows]

EV TECHNOLOGY, LLC		LAWENCE HARDGE

By:	/s/ Lawrence Hardge	/s/ Lawrence Hardge
Name: Lawrence Hardge
Title:
Date: 4-14-2023

MULLEN AUTOMOTIVE, INC.		GLOBAL EV TECHNOLOGY, INC.

By:	/s/ David Michery	By:	/s/ Lawrence Hardge
Name: David Michery		Name: Lawrence Hardge
Title: Chief Executive Officer		Title: Chairman / CEO
Date: 4-17-2023		Date: